CONSOLIDATED, AMENDED AND RESTATED
MORTGAGE PROMISSORY NOTE

March 13, 2020
New York, New York

FOR VALUE RECEIVED, SUTTON HILL PROPERTIES, LLC, a Nevada limited liability company qualified to do business in New York, having its principal place of business at 5995 Sepulveda Boulevard, Suite 300, Culver City, California 90230 (the “Borrower”) hereby promises to pay to the order of VALLEY NATIONAL BANK, a national banking association at its offices at 1455 Valley Road, Wayne, New Jersey 07470, and its successors and assigns (“Mortgagee”), the principal sum of TWENTY-FIVE MILLION AND 00/100 DOLLARS ($25,000,000.00) together with interest according to the following terms and conditions:

1.    Payments.

This Consolidated, Amended and Restated Mortgage Promissory Note (“Note”  and “Consolidated Note”  as referred to in the Consolidation Agreement of even date herewith between Borrower and Mortgagee) shall be repaid as follows:

(A)    Interest hereon for the period from the date hereof through the end of the current calendar month shall be due and payable simultaneously with the execution of this Note.

(B)    Twenty-three (23) equal consecutive monthly installments of principal and interest, in an amount as calculated pursuant to Interest Rate and Interest Calculations (as defined below) commencing on May 1, 2020 (the “First Payment Date”), and continuing on the first day of each month thereafter until and including March 1, 2022.

(C)    A final installment of principal in such amount as shall constitute the entire outstanding principal balance of this Note, plus all accrued and unpaid interest as calculated pursuant to Interest Rate and Interest Calculations (as defined below), and all other sums due under this Note and/or the Mortgage (as defined below) due and payable in full on April 1, 2022 (the “Maturity Date”).

The monthly installments of principal and interest described above shall be based on a twenty-five (25) year amortization schedule.

Provided that all of the following conditions are fully satisfied for each option to renew, the Borrower shall have two (2) options to extend the Maturity Date for six (6) additional months each (the “Renewal Term”), commencing on the next successive day immediately following the originally scheduled Maturity Date and ending on October 1, 2023 (the “First Renewal Term Maturity Date”) and commencing on the next successive day immediately following the originally scheduled First Renewal Term Maturity Date and ending on April 1, 2024 the “Second Renewal Term Maturity Date”):

(1)    no event of default hereunder or under any of the other Loan Documents shall have occurred and be continuing prior to the time that the either of the extension options are exercised and as of the date the Renewal Term is commenced beyond any applicable grace or cure period;

(2)    the Borrower shall notify the Mortgagee in writing (the “Renewal Notice”) of its election to extend the Maturity Date not earlier than ninety (90) days and no later than thirty (30) days prior to the originally scheduled Maturity Date or the First Renewal Term Maturity Date;

(3)    the Borrower shall paydown the then outstanding principal balance of the Loan by not less than $1,000,000.00, for each option to renew, with no prepayment premium (the “Paydown”);

(4)    the Borrower shall have satisfied the Debt Service Coverage Ratio (as defined in the Mortgage);

(5)    the maximum loan-to-value ratio after each Paydown must be no more than forty percent (40%); and

(6)    the Borrower shall deliver to Mortgagee, together with the Renewal Notice and the Paydown a certificate in form reasonably acceptable to Mortgagee executed by Borrower’s manager certifying that each of the representations and warranties of the Borrower contained in the Loan Documents is true, complete and correct in all material respects as of the date of such manager certificate except to the extent such representations and warranties are matters which by their nature can no longer be true and correct as a result of the passage of time.

The Borrower shall have no further right to extend the Maturity Date beyond the Second Renewal Term Maturity Date.

In the event that the Borrower shall exercise Borrower’s right to extend the Maturity Date in accordance with the terms and provisions of this Note, during each Renewal Term, the outstanding principal amount advanced to Borrower under this Note shall be repaid as follows:

(A)    Five (5) equal consecutive monthly installments of principal and interest, in an amount as calculated pursuant to Interest Rate and Interest Calculations (as defined below) commencing on May 1, 2022 or November 1, 2023, and continuing on the first day of each month thereafter until and including September 1, 2023 or March 1, 2024.

(B)    A final installment of principal in such amount as shall constitute the entire outstanding principal balance of this Note, plus all accrued and unpaid interest as calculated pursuant to Interest Rate and Interest Calculations (as defined below), and all other sums due under this Note and/or the Mortgage (as defined below) due and payable in full on the First Renewal Term Maturity Date and/or the Second Renewal Term Maturity Date.

The monthly installments of principal and interest described above shall be based on a twenty-three (23) year amortization schedule.

2.    Interest Rate.

(A)    The annual rate of interest payable under this Note (“Interest”) for the period commencing on and including the date hereof through and including the Maturity Date (the “Initial Term”) shall be calculated at a fixed rate equal to four and twenty-five one-hundredths percent (4.25%) per annum, provided that the interest rate may be increased to the Default Interest Rate (as defined below) in accordance with the terms and provisions of the Loan Documents.

(B)    Interest for each Renewal Term shall be calculated at a fixed rate equal to the prevailing Two Year US Treasury Rate as of the date which is five (5) days preceding the Maturity Date, plus 225 basis points (2.25%), with the resulting number being rounded upwards to the nearest one-eighth of one percentage point (0.125%), provided that the interest rate may be increased to the Default Interest Rate in accordance with the terms and provisions of the Loan Documents.  “Two Year US Treasury Rate” shall mean the amount payable on the most recently issued two (2) year United States Treasury Bond, as quoted by the Wall Street Journal.  If the One Year US Treasury Rate is no longer available, Mortgagee shall choose a new index based upon comparable information.  In no event shall the Interest rate be less than four and one-quarter of one percent (4.25%) per annum.

3.    Interest Calculations.  Interest shall accrue on the unpaid principal amount of this Note from the date hereof until all sums under this Note are paid in full.  Interest during the term hereof shall be computed on the basis of a 360-day year and actual number of days elapsed.

4.    Application of Payments.  Payments received under this Note (including prepayments) shall be applied first to accrued interest and then to installments of principal, in inverse order of their maturity dates.  Notwithstanding the previous sentence, Mortgagee shall have the right, at its sole option, to apply any payment received under this Note first to any late fees, collection or other expenses to which Mortgagee may be entitled under this Note, the Mortgage (as defined below) or any other Loan Document.  The making of any partial prepayment shall not change the due dates or amounts of monthly installment payments next becoming due, but shall only change the allocations of future payments of interest and principal based on such prepayment and produce possibly an earlier payoff date on this Note.

5.    Late Fee.  If any payment (including tax or insurance escrow payments) is not received by Mortgagee within fifteen (15) days following its due date, without limiting any right or remedy under this Note, the Mortgage or any other Loan Document, Mortgagee may charge a late fee equal to Five Percent (5%) of the total amount overdue.  Additionally, if the Borrower fails to pay the Loan in full and instead requests the Mortgagee to renew the Loan, then, if the Mortgagee approves such request, Borrower must complete the renewal within thirty (30) days following the Maturity Date, or Borrower shall be obligated to pay a late charge equal to one percent (1%) of the then outstanding principal balance of the Loan.

6.    Prepayments.  Prepayment of the Loan is permitted at any time upon not less than thirty (30) days prior written notice to Mortgagee.  Such prepayment must be accompanied by payment of all accrued interest on the amount being prepaid and any and all applicable charges due under the Loan Documents.  All prepayments shall be applied first to any outstanding charges or fees relating to the Loan, then to interest and then to principal.

On the date of any prepayment or modification of the Loan, in whole or in part, (each, a “Prepayment Date”), the Borrower shall pay, in the Mortgagee’s sole discretion under such modification agreement, if any, to the Mortgagee a prepayment premium, equal to the following:

(A)    two percent (2%) of the amount being prepaid or modified if paid or modified during the first year of the Loan term, and

(B)    one percent (1%) of the amount being prepaid or modified if paid or modified on during the first three (3) months of the second year of the Loan term and thereafter there is no prepayment penalty during the initial Loan term, but subject to the immediately subsequent paragraph.

In the event that the Borrower shall exercise Borrower’s right to extend the Maturity Date in accordance with the terms and provisions of this Note, on any Prepayment Date which occurs during either Renewal Term, the Borrower shall pay to the Mortgagee a prepayment premium, equal to one percent (1%) of the then outstanding principal amount of the Loan, provided that no prepayment premium shall due with respect to any Prepayment Date which occurs during the last two hundred seventy (270) days of either Renewal Term.

Except as otherwise expressly set forth in this Note, the Mortgagee shall not be required to accept partial prepayments of the Loan.

Borrower acknowledges that the prepayment premiums provided for in this Note were a material inducement for Mortgagee to make the Loan, advance funds under this Note and offer the interest rate provided for in this Note.  Borrower further acknowledges and agrees that the prepayment premiums shall be unconditionally due and payable if prepayment in full or in part of this Note is made prior to THE ACTUAL DATE AFTER WHICH NO PREMIUM WILL BE OWED,  regardless of whether the prepayment occurs after the occurrence of an Event of Default (as defined in the Mortgage or this Note), the acceleration of the Loan and/or the institution of legal proceedings by Mortgagee to collect on this Note or foreclose on the Mortgage.

The above prepayment premium shall apply if the Loan is modified by Mortgagee and Borrower.

Notwithstanding the foregoing, provided that no Event of Default exists hereunder or under any of the other Loan Documents, in the event of any involuntary prepayment due to a casualty or condemnation relating to the Mortgaged Property, no prepayment premium shall be due.

Notwithstanding anything to the contrary contained in this Note, provided no Event of Default exists hereunder or under any of the other Loan Documents, Borrower may prepay up to ten percent (10%) of the then outstanding principal balance of the Loan during each year of the Loan (i.e., once per year) with no prepayment premium.

7.    Place and Manner of Payment.  Payments under this Note are to be made in United States currency at the offices of Mortgagee listed in this Note or at such other location designated by Mortgagee.  Without limiting in any way Mortgagee’s right of setoff against Borrower, Mortgagee is authorized and directed to apply funds in any account in the name of Borrower with Mortgagee to make any payments under this Note without any additional authorization, from, and without prior notice to, the undersigned.  Any delay by Mortgagee in submitting a statement of any amount due under this Note shall not relieve Borrower of its duty to inquire as to the amount due and to make timely payments.

8.    Collateral.  This is the Note referred to in, and secured by the Mortgage (“Mortgage”) of this date from the undersigned in favor of Mortgagee, the terms and conditions of which are hereby incorporated into this Note.  Capitalized terms in this Note that are defined in the Mortgage, and not otherwise defined in this Note, shall have the meaning set forth in the Mortgage.

9.    Defaults and Remedies.  Upon the occurrence of an Event of Default, all sums outstanding under this Note may, at Mortgagee’s sole option, become, or may be declared to be, immediately due and payable in full, and the Mortgagee may exercise any of its other rights and remedies as set forth in the Mortgage and/or all other Loan Documents, including, without limitation, the right to increase the interest rate on such sums to the Default Interest Rate.  Mortgagee’s delay or failure to accelerate this Note or to exercise any other available right or remedy shall not impair any such right or remedy, nor shall it be construed to be a forbearance or waiver.  The term “Default Interest Rate” means a rate of Five Percent (5%) in excess of the interest rate provided for in this Note.  Unless otherwise agreed to by Mortgagee, the Default Interest Rate shall (a) be applied retroactively to the date of the first occurrence of the Event of Default, (b) be computed on a three hundred sixty (360) day year based on a 30/360 day basis, and (c) survive entry of any judgment relating to the Loan.

10.    New York Law.  This Note has been executed and delivered at and shall be deemed to have been made in the State of New York and shall in all respects be governed by and construed, applied and enforced in accordance with the internal laws, including the conflict of law rules, of the State of New York, except to the extent that procedural matters must be governed by the law of the jurisdiction wherein the Mortgaged Property is located.  Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law; but if any provision of this Note shall be prohibited by or be invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Note.

11.    Partial Invalidity.  If any term or provision of this Note is at any time held to be invalid by any court of competent jurisdiction, the remaining terms and provisions of this Note shall not be affected and shall remain in full force and effect.

12.    Waivers.  Without limiting any other provisions of the Mortgage or the Loan Documents, Borrower, for itself and all endorsers, guarantors and sureties of this Note, and their heirs, legal representatives, successors and assigns, hereby waives, to the fullest extent permitted by law, valuation, appraisement, presentment for payment, demand, notice of nonpayment, notice of dishonor, protest, notice of protest, lack of diligence, delays in collection or enforcement of this Note, notice of the intention to accelerate, the benefit of all applicable law affording any right or redemption or cure and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note, except as expressly provided herein or in the

Mortgage, and in connection with any suit, action or proceeding brought by Mortgagee on this Note, any and every right it may have to (a) a trial by jury, (b) interpose any counterclaim therein (other than a counterclaim which can only be asserted in a suit, action or proceeding brought by Mortgagee on this Note and cannot be maintained in a separate action), and (c) have the same consolidated with any other or separate suit, action or proceeding, and agrees that their respective liability shall be unconditional and without regard to the liability of any other party and shall not be in any manner affected by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Mortgagee.  BORROWER HEREBY REPRESENTS THAT BORROWER’S COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.  By accepting this Note, Mortgagee also waives its right to request a trial by jury.

Borrower (or each of them, if more than one) hereby expressly waives, to the extent permitted by law, for the benefit of the Mortgagee:  (i) any right to require the Mortgagee, as a condition of payment or performance by either Borrower, to (A) proceed against the other Borrower or any other person or entity, (B) proceed against or exhaust any collateral for the Loan held from the other Borrower or any other person or entity, (C) proceed against or have resort to any balance of any deposit account, securities account, or credit on the books of the Mortgagee in favor of the other Borrower or any other person or entity, or (D) pursue any other remedy in the power of the Mortgagee whatsoever; (ii) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the other Borrower, including any defense based on or arising out of the lack of validity or the unenforceability of the Loan or any document, agreement or instrument relating thereto or by reason of the cessation of the liability of the other Borrower from any cause other than payment in full of the Loan; (iii) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (iv) any defense based upon the Mortgagee’s errors or omissions in the administration of the Loan; (v) (1) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of its obligations hereunder, (2) the benefit of any statute of limitations affecting its liability hereunder or the enforcement hereof, (3) any rights to set-offs, recoupments and counterclaims, and (4) promptness, diligence and any requirement that the Mortgagee protect, secure, perfect or insure any security interest or lien or any property subject thereto; (vi) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default thereunder or under this Note, the Mortgage or the Loan Documents, any agreement or instrument related thereto, notices of any renewal, extension or modification of the Loan or any agreement related thereto, notices of any extension of credit to the other Borrower and notices of any matters referred to in any guaranty securing this Note and any right to consent to any thereof; and (vii) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate sureties, or which may conflict with the terms hereof.

13.    Consent to Jurisdiction.  FOR ANY CLAIM, ACTION, OR DISPUTE ARISING UNDER, OR TO INTERPRET OR APPLY, THIS NOTE OR ANY OTHER LOAN DOCUMENT, OR TO RESOLVE ANY DISPUTE ARISING UNDER THE FOREGOING OR THE RELATIONSHIP BETWEEN THE PARTIES, BORROWER AND MORTGAGEE IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY, NEW YORK, AND

APPELLATE COURTS FROM ANY OF SUCH COURTS.  BORROWER AND MORTGAGEE IRREVOCABLY WAIVES ANY OBJECTION THAT IT MAY HAVE AT ANY TIME TO VENUE OF ANY SUCH SUIT, ACTION, OR PROCEEDING BROUGHT IN ANY SUCH COURT, INCLUDING ANY CLAIM THAT ANY SUCH SUIT, ACTION, OR PROCEEDING SO BROUGHT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  NOTHING IN THE MORTGAGE OR OTHER LOAN DOCUMENTS SHALL BE DEEMED TO PRECLUDE MORTGAGEE FROM BRINGING ANY SUIT, ACTION, OR PROCEEDING RELATING TO ANY OTHER LOAN DOCUMENT OR THE INDEBTEDNESS EVIDENCED HEREBY IN ANY OTHER JURISDICTION WHERE MORTGAGEE COULD OTHERWISE PROPERLY BRING SUCH SUIT, ACTION, OR PROCEEDING.  BORROWER FURTHER CONSENTS AND AGREES TO SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY REGISTERED OR CERTIFIED U.S. MAIL, POSTAGE PREPAID, TO BORROWER AT THE ADDRESS SET FORTH ON PAGE 1 HEREOF, AND CONSENTS AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE IN EVERY RESPECT VALID AND EFFECTIVE SERVICE (BUT NOTHING HEREIN SHALL AFFECT THE VALIDITY OR EFFECTIVENESS OF PROCESS SERVED IN ANY OTHER MANNER PERMITTED BY LAW).  SUBJECT TO THE REQUIREMENTS FOR A CASE TO BE HEARD IN THE COMMERCIAL DIVISION OF THE NEW YORK STATE SUPREME COURT, THE PARTIES AGREE TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COMMERCIAL DIVISION OF THE NEW YORK STATE SUPREME COURT, AND TO THE APPLICATION OF SAID COURT’S ACCELERATED PROCEDURES PURSUANT TO RULE 9 OF SECTION 202.70(G) OF THE UNIFORM RULES FOR NEW YORK STATE TRIAL COURTS.

14.    Interest Limits.  If any provision of this Note relating to the rate of interest violates any applicable law in effect at the time payment is due, the interest rate then in effect shall be automatically reduced to the maximum rate then permitted by law.  If for any reason Mortgagee should receive as interest an amount that would exceed the highest applicable lawful rate of interest, the amount that would exceed that highest lawful rate shall be deemed to be credited against principal and not to the payment of interest.

15.    Successors and Assigns.  This Note shall be binding on Borrower and its successors and assigns, and shall inure to the benefit of Mortgagee and its successors and assigns.  The term “Mortgagee” in this Note shall refer to Valley National Bank or to any other future holder of this Note.

16.    Cross Default.  The occurrence of an Event of Default shall constitute a default under any other Obligations of Borrower and a default under any other Obligations of Borrower shall constitute an Event of Default under this Note, the Mortgage and all other Loan Documents.

17.    Intentionally Omitted.

18.    End of Term.  If the Borrower (a) fails to pay the Loan in full at the end of the Initial Term of this Note and fails to timely exercise Borrower’s right to extend the Initial Term in accordance with the terms and provisions of this Note, or (b) timely exercises Borrower’s right to extend the Initial Term in accordance with the terms and provisions of this Note and fails to pay the Loan in full at the end of the Renewal Term, and if, in either event described in (a) or (b) above,

Borrower thereafter requests the Mortgagee to renew the Loan, then if the Mortgagee agrees to renew the Loan in its sole absolute discretion and same does not occur within thirty (30) days following the date on which the Loan came due, the Borrower shall be required to pay a late fee equal to one (1%) percent of the then outstanding principal balance of the Loan.

19.    Time of the Essence.  TIME IS OF THE ESSENCE with regard to Borrower’s performance of all the terms, covenants and conditions of this Note.

20.    Notices.  All notices to be given under this Note shall be given in the same manner as provided in the Mortgage.

21.    Amendment.  This Note, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Mortgagee, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

22.    Consolidated, Amended and Restated Note.  This Note consolidates, amends and restates in their entirety the terms and provisions of those certain promissory notes secured by those certain mortgages as more fully described on Exhibit A attached hereto (said promissory notes being hereinafter collectively referred to as the “Existing Notes”) so that this Note shall hereafter constitute evidence of but one debt in the aggregate principal amount of TWENTY‑FIVE MILLION AND 00/100 DOLLARS ($25,000,000.00).  The conditions contained in this Note shall supersede and control the terms, covenants, agreements, rights, obligations and conditions of the Existing Notes (it being agreed that the modification of the Existing Notes shall not impair the debt evidenced by each of the Existing Notes).  This Note does not create new or additional indebtedness but evidences the same indebtedness evidenced by the Existing Notes and secured by the Mortgage and shall continue to be secured by, inter alia, the Mortgage without interruption in the lien or priority thereof.

[SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed on the date first written above.

Citadel Cinemas, Inc., a Nevada corporation, its Manager /s/ Gilbert Avanes Name: Gilbert Avanes Title: Chief Financial Officer and Treasurer

SUTTON HILL PROPERTIES, LLC,
a Nevada limited liability company
qualified to do business in New York

By:  Citadel Cinemas, Inc.,
a Nevada corporation,
its Manager

By:      /s/ Gilbert Avanes
Name:  Gilbert Avanes
Title:  EVP, Chief Financial Officer and Treasurer

UNIFORM FORM CERTIFICATE OF ACKNOWLEDGMENT
(Outside of New York State)

State, District of Columbia, Territory, Possession, or Foreign Country

State of	)
) ss.:
County of	)

On the _____ day of March in the year 2020 before me, the undersigned, personally appeared Gilbert Avanes personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is(are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument, and that such individual(s) made such appearance before the undersigned in the
______________________________________________________________________________
(insert city or other political subdivision and state or country or other place the acknowledgment was taken).

(signature and office of individual taking acknowledgment)

CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENTCIVIL CODE § 1189

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

)
State of California _________________) County of _______________________)

On ___________________ before me, /s/ Michael James Conroy “as Notary Public”, DateHere Insert Name and Title of the Officer personally appeared /s/ Gilbert Avanes Name(s) of Signer(s)

who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature /s/ Michael James Conroy

Signature of Notary Public

Place Notary Seal Above
 OPTIONAL
Though this section is optional, completing this information can deter alteration of the document or fraudulent reattachment of this form to an unintended document.

Description of Attached Document

Title or Type of Document:  _____________________________ Document Date:  _____________________

Number of Pages:  ______ Signer(s) Other Than Named Above:  _________________________________

Capacity(ies) Claimed by Signer(s)

Signer’s Name: ________________________________

☐ Corporate Officer — Title(s): _______________

☐ Partner — ☐ Limited ☐ General

☐ Individual☐ Attorney in Fact

☐ Trustee☐ Guardian or Conservator

☐ Other: ______________________________

Signer Is Representing: _____________________

Signer’s Name: __________________________

☐ Corporate Officer — Title(s): _______________

☐ Partner — ☐ Limited ☐ General

☐ Individual☐ Attorney in Fact

☐ Trustee☐ Guardian or Conservator

☐ Other: ______________________________

Signer Is Representing: _____________________

©2014 National Notary Association • www.NationalNotary.org • 1-800-US NOTARY (1-800-876-6827) Item #5907

EXHIBIT A

Description of Existing Notes

1.    Promissory Note made by SUTTON HILL PROPERTIES, LLC to EUROHYPO AG, NEW YORK BRANCH in the original principal amount of $15,000,000.00 dated June 28, 2007;

2.    Gap Mortgage Note made by SUTTON HILL PROPERTIES, LLC to VALLEY NATIONAL BANK in the original principal amount of $5,000,000.00 dated as of August 31, 2016.

3.    Consolidated, Amended and Restated Mortgage Promissory Note made by Sutton Hill Properties, LLC to Valley National Bank in the original principal amount of $20,000,000.00 dated as of August 31, 2016.

4.    Gap Mortgage Note made by Sutton Hill Properties LLC to Valley National Bank in the original principal amount of $6,451,789.23, dated March 13, 2020.

Exhibit A-1